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                                                                     EXHIBIT 4.1
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                         SYLVAN LEARNING SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                            Effective March 1, 1997



   The purpose of this Plan is to provide eligible employees of Sylvan Learning Systems, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's Common Stock, $0.01 par value (the "Common Stock"). Fifty thousand (50,000) shares of Common Stock in the aggregate have been approved for this purpose.

   1.  Administration.  The Plan will be administered by the Company's Board of
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Directors (the "Board") or by a Committee appointed by the Board (the
"Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto will be final and conclusive.

   2.  Eligibility.  Participation in the Plan will neither be permitted nor
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denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any offering of Options (as defined below) to purchase Common Stock under the Plan, provided that:

         (a) they have been employed by the Company or a Designated Subsidiary for six months; and

         (b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Offering Period (as defined below).

   No employee may be granted an Option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Code section 424(d) will apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase will be treated as stock owned by the employee.

   3.  Offerings.
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   (a)  Offering Period.  Options granted pursuant to the Plan ("Offerings") may
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be exercised during an offering period which will begin on the first day on which national stock exchanges or

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the National Association of Securities Dealers Automated Quotation ("Nasdaq")
system are open for trading ("Trading Day") on or after March 1 of each year (the "Offering Commencement Date") and will terminate on the last Trading Day of February in the following year (each such period referred to herein as an "Offering Period").

   (b)  Special Offering Period.  Notwithstanding the provisions of paragraph
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(a), with respect to employees who first become eligible to participate in the
Plan after the Offering Commencement Date but prior to the first Trading Day on or after September 1 of each year (the "Special Offering Commencement Date"), there shall be an offering period which will begin on the first Trading Day on or after September 1 of that year and will terminate on the last Trading Day of August of the following year (a "Special Offering Period"). With respect to any Special Offering Period, the term "Offering Commencement Date" shall mean the Special Offering Commencement Date and the term "Offering Period" shall mean the Special Offering Period.

   (c) The Board will have the power to change the duration of the Offering Period (including the commencement and termination date thereof) with respect to future Offerings without shareholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

   4.  Participation.  An employee eligible on the Offering Commencement Date of
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any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the Benefits Specialist of the Company at least 14 days prior to the applicable Offering Period Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Offering Period. Unless an employee files a new form or withdraws from the Plan, the employee's deductions and purchases will continue at the same rate for future Offering Periods under the Plan as long as the Plan remains in effect.

   The term "Compensation" means an employee's total salary, pay or earned income from the Company, as reflected on Form W-2, which is subject to withholding under Code section 3401(a) when earned, plus salary reduction contributions under Code sections 125 and 401(k). Only amounts earned while the employee is eligible to participate will be considered "Compensation."

   5.  Deductions.
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        (a) The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering Period under this Plan, an eligible employee may authorize a payroll deduction in any whole number percentage up to a maximum of 10% of the Compensation he or she receives during the Offering Period or such shorter period during which deductions from payroll are made.

        (b) No employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common

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Stock (determined at the Offering Commencement Date of the Offering Period) for
each calendar year in which the Option is outstanding at any time, as required by Code section 423.

   6.  Deduction Changes.  An employee may decrease or discontinue his or her
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payroll deduction once during any Offering Period by filing a new payroll deduction authorization form. However, an employee may not increase his or her payroll deduction during an Offering Period. If an employee elects to discontinue payroll deductions during an Offering Period, but does not elect to withdraw funds pursuant to Section 8 hereof, funds deducted prior to the election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

   7.  Interest.  Interest will not be paid on any employee payroll deduction
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accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit such accounts with interest at such per annum rate as it may from time to time determine.

   8.  Withdrawal of Funds.  An employee may, on any one occasion during an
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Offering Period and for any reason, withdraw all or part of the balance accumulated in the employee's payroll deduction account. Any such withdrawal must be effected prior to the close of business on the last day of the Offering Period. If the employee withdraws all of such balance, the employee will thereby withdraw from participation in the Offering and may not begin participation again during the remainder of the Offering Period. Any employee withdrawing all or part of such balance may participate in any subsequent Offering Period in accordance with terms and conditions established by the Board or the Committee.

   9.  Purchase of Shares.
       -------------------

         (a) On the Offering Commencement Date of each Offering Period, the Company will grant to each eligible employee who is then eligible to participate in the Plan an option (an "Option") to purchase during the Offering Period such number of shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing (i) $25,000 by (ii) the closing price (as defined in the next paragraph) of Common Stock on the Offering Commencement Date of such Offering Period. The Option may be exercised, at the election of the Participant, for any or all of the shares subject to the unexercised portion of the Option on the last Trading Day of any Offering Period (each an "Exercise Date"), subject to the limitations set forth in this Plan.

         (b) The Option Price for each share purchased pursuant to an Option during an Offering Period will be 85% of the closing price of the Common Stock on (i) the Offering Commencement Date of such Offering Period or (ii) the applicable Exercise Date, whichever closing price will be less. Such closing price will be (A) the closing price of the Common Stock on any national securities exchange on which the Common Stock is listed, or (B) the closing price of the Common Stock on the Nasdaq National Market ("Nasdaq") or (C) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal. If no sales
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of Common Stock were made on such a day, the price of the

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Common Stock for purposes of clauses (A) and (B) above will be the reported price for the next preceding day on which sales were made.

         (c) Each employee who continues to be a participant in the Plan on an Exercise Date will be deemed to have exercised his or her Option at the Option Price on such date and will be deemed to have purchased from the Company the number of shares of Common Stock reserved for the purpose of the Plan that his of her accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number of shares for which the Option was granted and has not previously been exercised, determined in the manner set forth above).

   10.  Issuance of Certificates.  As soon as practicable following the end of
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each Offering Period, certificates representing shares of Common Stock purchased under the Plan on the Exercise Date for such Offering Period shall be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

   11.  Rights on Retirement, Death or Termination of Employment.  In the event
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of a participating employee's termination of employment prior to the last business day of an Offering Period (whether as a result of the employee's voluntary or involuntary termination, retirement, death or otherwise), no payroll deduction will be taken from any pay due and owing to the employee and the balance in the employee's payroll deduction account will be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of an Offering Period, the Designated Subsidiary by which an employee is employed will cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee will be deemed to have terminated employment for the purposes of this Plan.

   12.  Optionees Not Stockholders.  Neither the granting of an Option to an
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employee nor the deductions from pay will constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to such employee.

   13.  Rights Not Transferable.  Rights under this Plan are not transferable by
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a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

   14.  Adjustment in Case of Changes Affecting Common Stock.  In the event of a
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subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9,

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will be increased proportionately, and such other adjustment will be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment will be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

   15.  Merger.
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         (a) If the Company at any time merges or consolidates with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option will be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Board or the Committee will take such steps in connection with such merger as the Board or the Committee deem necessary to assure that the provisions of this Section 15 will thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

         (b) In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clauses (ii) and (iii), after the effective date of such transaction, each holder of an outstanding Option will be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (ii) all outstanding Options may be canceled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions will be paid out to the participating employees; or (iii) all outstanding Options may be canceled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation will be given to each holder of an Option, and each holder of an Option will have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date will not be less than 10 days preceding the effective date of such transaction.

   16.  Amendment of the Plan.  The Board may at any time, and from time to
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time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Code section 423, such amendment will not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Code section 423.

   17.  Insufficient Shares.  In the event that the total number of shares of
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Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

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   18.  Effective Date, Term and Termination of the Plan.  This Plan shall be
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effective March 1, 1997, subject to approval of the Plan by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy; provided however, that upon approval of the Plan by the shareholders of the Company as set forth above, all rights to purchase shares granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on the effective date. If the shareholders fail to approve the Plan on or before one year after the effective date, the Plan shall terminate, any rights to purchase shares granted hereunder shall be null and void and of no effect, and all contributed funds shall be refunded to participating employees. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination.

   19.  Governmental Regulations.
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         (a) The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

         (b) The Plan will be governed by the laws of the State of Maryland except to the extent that such law is preempted by federal law.

         (c) The Plan is intended to comply with the provisions of Rule 16b-3(c) promulgated under the Exchange Act as a "tax conditioned stock purchase plan." Any provision inconsistent with such Rule will to that extent be inoperative and will not affect the validity of the Plan.

   20.  Issuance of Shares.  Shares may be issued upon exercise of an Option
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from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

   21.  Notification upon Sale of Shares.  Each employee agrees, by entering the
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Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or one year after the transfer of such share to the employee, so that the Company may take appropriate income tax deductions with respect to such transfer and otherwise comply with applicable federal, state and local income tax laws.

   22.  Costs of Plan.  The Company will pay all costs of administering the
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Plan, including the costs of brokerage fees, commissions and expenses, if any, for acquiring shares to be purchased under the Plan. All costs related to the employee's sale of shares acquired under the Plan will be borne by the employee.

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